Exhibit 99.12

QUALIFIED SEVERANCE

OF

MARY R. MOLINA LIVING TRUST

William Dentino and Curtis Pedersen, co-trustees (“Trustees”) of the Mary R. Molina Living Trust (“MRMLT”), hereby declare as follows:

1.                                      Background.

A.                                    The MRMLT was established on December 8, 1996, pursuant to the Molina Family Trust, dated September 19, 1990, as the Survivor’s Trust and subsequently renamed the Mary R. Molina Living Trust.

B.                                    Pursuant to the terms of the MRMLT, the Trustees are authorized to perform a qualified severance of the MRMLT, as defined in Section 2642(a)(3) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 26.2642-6 (“Section 26.2642-6”).

C.                                    Pursuant to this document, the Trustees are completing such qualified severance, effective on June 30, 2015 (“Severance Date”).

D.                                    The assets of the MRMLT are comprised of the following:

(i)                                     3,717,550 shares of common stock in Molina Healthcare, Inc., a Delaware corporation (“MHI Shares”);

(ii)                                  Cash and securities located at Merrill Lynch of approximately $3.4 million (“ML Accounts”);

(iii)                               Cash and securities located at Morgan Stanley of approximately $7.3 million (“MS Accounts”);

(iv)                              Promissory Notes receivable from John C. Molina of approximately $4 million in principal amount, plus accrued interest as of the Severance Date (“Notes Receivable);

(v)                                 Amounts receivable for amounts paid on behalf of any MRM GRAT (“GRATs Receivables”); and

(vi)                              The right to receive assets from the Estate of Mary R. Molina, unknown in amount (“Estate Receivable”).

E.                                     The liabilities of the MRMLT are comprised of the following:

(i)                                     A portion of the unpaid Federal estate tax payable due to the death of Mary R. Molina (“MRM”), with such portion for the MRMLT being determined

Qualified Severance of Mary R. Molina Living Trust

under the California Probate Code and the Internal Revenue Code of 1986, as amended (“Estate Tax Liability”);

(ii)                                  Amounts payable for professional services and trustee services performed on or before the Severance Date (“Payables”); and

(iii)                               Unknown liabilities arising or accruing due to facts in existence or events occurring on or before the Severance Date (“Contingent Liabilities”).

F.                                      Based on the Federal estate tax return, Form 706, filed with respect to the death of MRM, the inclusion ratio (“Inclusion Ratio”) of the MRMLT is 93.86% and the applicable fraction (“Applicable Fraction”) for the MRMLT is 6.14%.

2.                                      Severance. By this document, Trustees hereby divide the MRMLT on a fractional basis described below into two separate trusts, the Exempt Mary R. Molina Living Trust (“Exempt LT”) and the Non-Exempt Mary R. Molina Living Trust (“Non-Exempt LT”).

A.                                    The Exempt LT shall consist of a fractional share of the total fair market value of all assets of the MRMLT as of the Severance Date equal to the Applicable Fraction thereof and the Non-Exempt LT shall consist of a fractional share of the total value of the MRMLT as of the Severance Date equal to the Inclusion Ratio thereof; provided, however, that if the applicable fraction and inclusion ratio for the MRMLT are adjusted after the Severance Date by an amended Form 706 or an audit by the Internal Revenue Service, then Trustees shall cause assets to be transferred between the Exempt LT and the Non-Exempt LT so that on a net basis the proper fractional share of the MRMLT ends up in the Exempt LT and in the Non-Exempt LT. References below to the Applicable Fraction and Inclusion Ratio shall mean those amounts as finally determined for Federal tax purposes.

B.                                    The Exempt LT shall be funded with a fractional share of the MHI Shares, Notes Receivable, GRATs Receivables and Estate Receivable equal to the Applicable Fraction thereof and the Non-Exempt LT shall be funded with a fractional share of the MHI Shares, Notes Receivable and Estate Receivable equal to the Inclusion Ratio thereof

C.                                    With respect to the MS Accounts, the Exempt LT and the Non-Exempt LT shall be funded on a non-prorata basis based on a fractional share of the total fair market value of the MS Accounts, excluding any MHI shares, as of the Severance Date, with the Applicable Fraction used for the portion thereof allocated to the Exempt LT and the Inclusion Ratio used for the portion thereof allocated to the Non-Exempt LT.

D.                                    With respect to the ML Accounts, the Exempt LT and the Non-Exempt LT shall be funded on a non-prorata basis based on a fractional share of the

Qualified Severance of Mary R. Molina Living Trust

total fair market value of the ML Accounts as of the Severance Date, with the Applicable Fraction used for the portion thereof allocated to the Exempt LT and the Inclusion Ratio used for the portion thereof allocated to the Non-Exempt LT.

E.                                     The Exempt LT shall receive its share of the assets of the MRMLT subject to, and the Exempt LT hereby assumes and shall be liable for, a fractional share of the Estate Tax Liability, Payables and Contingent Liabilities equal to the Applicable Fraction thereof. The Non-Exempt LT shall receive its share of the assets of the MRMLT subject to, and the Non-Exempt LT hereby assumes and shall be liable for, a fractional share of the Estate Tax Liability, Payables and Contingent Liabilities equal to the Inclusion Ratio thereof

F.                                      Trustees shall cause the assets of the MRMLT allocated to the Exempt LT to be conveyed to the Exempt LT promptly after the Severance Date, and within the time allowed by Section 26.2642-6. The remaining assets of the MRMLT shall become the Non-Exempt LT.

3.                                      Inclusion Ratios for Resulting Trusts. The inclusion ratio for the Exempt LT shall be zero and the inclusion ratio for the Non-Exempt LT shall be one.

4.                                      Separate Trusts: Terms. The Exempt LT and the Non-Exempt LT are separate trusts as of the Severance Date, and thereafter. Each trust shall have the same terms as the MRMLT, except that if any specific bequest is to be made pursuant to paragraph 8.03A(3)(b) of the MRMLT, such specific bequest shall be made first from the Exempt LT and then, if necessary to complete such specific bequest, from the Non-Exempt LT, and if more than one specific bequest is to be made pursuant to such paragraph, such specific bequests shall be made equally first from the Exempt LT and then, if necessary to complete such specific bequests, equally from the Non-Exempt LT.

5.                                      Intent to Comply with Regulation. Trustees intend to comply with all requirements for a qualified severance under Section 26.2642-6. Any provision of this document that is inconsistent with Section 26.2642-6 shall be void ab initio and of no force or effect. Any requirement of Section 26.2642-6 that is not included within this document above is hereby incorporated herein by reference.

Date: June 30, 2015

MARY R. MOLINA LIVING TRUST

	By:	/s/ William Dentino
William Dentino, Trustee

	By:	/s/ Curtis Pedersen
Curtis Pedersen, Trustee

Qualified Severance of Mary R. Molina Living Trust

Approval and Acceptance

The undersigned hereby approve of the foregoing Qualified Severance and accept the terms thereof

Date: June 30, 2015

EXEMPT MARY R. MOLINA LIVING TRUST

By:	/s/ William Dentino
William Dentino, Trustee

By:	/s/ Curtis Pedersen
Curtis Pedersen, Trustee

NON-EXEMPT MARY R. MOLINA LIVING TRUST

By:	/s/ William Dentino
William Dentino, Trustee

By:	/s/ Curtis Pedersen
Curtis Pedersen, Trustee

Qualified Severance of Mary R. Molina Living Trust